Exhibit 8.1
SUBSIDIARIES OF SAFE BULKERS, INC.

The following companies are subsidiaries of Safe Bulkers, Inc.

Subsidiary	Jurisdiction of Incorporation
Agros Shipping Corporation	Marshall Islands
Avstes Shipping Corporation	Liberia
Eniadefhi Shipping Corporation	Liberia
Eniaprohi Shipping Corporation	Liberia
Eptaprohi Shipping Corporation	Liberia
Glovertwo Shipping Corporation	Marshall Islands
Gloverthree Shipping Corporation	Marshall Islands
Gloverfour Shipping Corporation	Marshall Islands
Gloverfive Shipping Corporation	Marshall Islands
Gloversix Shipping Corporation	Marshall Islands
Gloverseven Shipping Corporation	Marshall Islands
Kerasies Shipping Corporation	Liberia
Kyotofriendo One Shipping Corporation	Marshall Islands
Kyotofriendo Two Shipping Corporation	Marshall Islands
Lofou Shipping Corporation	Marshall Islands
Marathassa Shipping Corporation	Liberia
Marindou Shipping Corporation	Liberia
Marinouki Shipping Corporation	Liberia
Maxdeka Shipping Corporation	Marshall Islands
Maxdekatria Shipping Corporation	Liberia
Maxdodeka Shipping Corporation	Liberia
Maxeikosi Shipping Corporation	Liberia
Maxeikosiena Shipping Corporation	Liberia
Maxeikositria Shipping Corporation	Liberia
Maxeikositessera Shipping Corporation	Marshall Islands
Maxeikosipente Shipping Corporation	Liberia
Maxeikosiexi Shipping Corporation	Liberia
Maxeikosiepta Shipping Corporation	Liberia
Maxenteka Shipping Corporation	Marshall Islands
Maxpente Shipping Corporation	Liberia
Maxtessera Shipping Corporation	Marshall Islands
Monagrouli Shipping Corporation	Marshall Islands
Pelea Shipping Ltd.	Liberia
Pemer Shipping Ltd.	Liberia
Petra Shipping Ltd.	Liberia
Pentakomo Shipping Corporation	Marshall Islands
Pinewood Shipping Corporation	Marshall Islands
Shikoku Friendship Shipping Company	Marshall Islands
Shikokutessera Shipping Inc.	Marshall Islands
Shikokupente Shipping Inc.	Marshall Islands
Shikokuexi Shipping Inc.	Marshall Islands
Shikokuepta Shipping Inc.	Marshall Islands
Shikokuokto Shipping Corporation	Marshall Islands
Shikokuennia Shipping Corporation	Marshall Islands

Soffive Shipping Corporation	Liberia
Staloudi Shipping Corporation	Liberia
Vassone Shipping Corporation	Marshall Islands
Vasstwo Shipping Corporation	Liberia
Youngone Shipping Corporation	Marshall Islands
Youngtwo Shipping Coproration	Marshall Islands